UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2021

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 – other events

On May 12, 2021, CyrusOne Inc., a Maryland corporation (the “Company”), announced that its indirect subsidiary CyrusOne Europe Finance DAC, a designated activity company organized under the laws of Ireland (the “Issuer”), priced an offering of €500,000,000 aggregate principal amount of 1.125% Senior Notes due 2028 (the “Notes”). The Notes will be senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by the Company and CyrusOne LP, a Maryland limited partnership and the Company’s operating partnership (the “Operating Partnership”). The Issuer is wholly owned by the Operating Partnership.

Settlement of the offering is expected to occur on May 26, 2021, subject to the satisfaction of customary closing conditions. Interest on the Notes will be paid in cash annually in arrears at a rate of 1.125% per annum from and including May 26, 2021. The Notes will be issued pursuant to an indenture between the Issuer, the Company, the Operating Partnership, Wells Fargo, N.A., as trustee, Deutsche Bank AG, London Branch, as paying agent and transfer agent, and Deutsche Bank Trust Company Americas, as registrar and authenticating agent, setting forth the terms of the Notes.

The Issuer intends to loan proceeds from the Notes to the Operating Partnership, and the Operating Partnership intends to use such proceeds to repay certain Euro denominated borrowings under its revolving credit facility and for general corporate purposes. The Company intends to also allocate an amount equal to the net proceeds from the Notes to finance or refinance a portfolio of existing or future green building, renewable energy, energy efficiency, sustainable water and wastewater management, pollution prevention and control and clean transportation projects or assets.

The Notes are being offered only outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements.

On May 12, 2021, the Company issued a press release announcing that the Issuer had priced its offering of the Notes. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the information contained herein constitutes or forms part of an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

Safe Harbor Note

This release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. All statements, other than statements of historical facts, are statements that could be deemed forward- looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the SEC. More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

ITEM 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Announcing Pricing of Offering of Green Euro Denominated Senior Notes.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 12, 2021	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary